                      SECOND AMENDMENT TO LETTER OF CREDIT
                           AND REIMBURSEMENT AGREEMENT

         This SECOND AMENDMENT TO LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT ("Second Amendment"), dated as of October 28, 1997, by and among FIRST UNION NATIONAL BANK, successor to First Fidelity Bank, N.A., a national banking association with offices at 123 South Broad Street, Philadelphia, PA 19109 (the "Bank"), CENTRAL CASTINGS CORPORATION, an Alabama corporation with offices at 2660 Old Gadsden Highway, Anniston, AL 36206 (the "Borrower"), CENTRAL SPRINKLER COMPANY, a Pennsylvania corporation with offices located at 451 Cannon Avenue, Lansdale, PA 19446 ("CSC"), and CENTRAL SPRINKLER CORPORATION, a Pennsylvania corporation with offices located at 451 Cannon Avenue, Lansdale, PA 19446 ("Corporation;" together with CSC, the "Guarantors"). The Borrower and the Guarantors are collectively referred to herein as the "Obligors".


                                   BACKGROUND

         A. The Bank and the Borrower (and others) are parties to that certain Letter of Credit and Reimbursement Agreement dated as of November 1, 1995, as amended by that certain Amendment to Letter of Credit and Reimbursement Agreement dated as of January 27, 1997 (the "Credit Agreement"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

         B. The Obligors and certain other related entities intend to enter into a financing arrangement with CoreStates Bank, N.A. and a syndicate of banks, pursuant to which the Obligors will obtain financing in the maximum original principal amount of $55,000,000 (the "CoreStates Financing").

         C. As a condition to the CoreStates Financing, the lenders have required that all of the Obligors' existing lenders, including the Bank, modify certain terms and conditions of their existing financing arrangements to conform said terms and conditions to certain terms and conditions of the CoreStates Financing.

         D. In light of the foregoing, the Obligors have requested the Bank to amend certain provisions of the Credit Agreement, and the Bank has agreed to do so, subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, incorporating the Background herein, the Bank and the Obligors, each intending to be legally bound hereby and for good and valuable consideration, agree as follows:

         1.       AMENDMENTS.

                  a. New Definitions. The following defined terms are hereby added to Section 1.1 of the Credit Agreement:

                  "Net Income" means, for any relevant period, the net income after taxes for such period of the Consolidated Corporations on a consolidated basis, as determined in accordance with GAAP.

                  b. Existing Definitions. Credit Documents shall also be deemed to include all other documents executed and or delivered in connection with this Second Amendment.

                  c. Covenants. The covenants set forth in Article 6 of the Credit Agreement are hereby amended as follows:

                           (1) Section 6.18(K) is hereby amended and modified by
deleting "and" as it appears in the 8th line therein and adding the following prior to the period in the 9th line therein: "; and (d) the CoreStates Financing".

                           (2) Schedule A attached hereto shall amend and
supplement the Schedule A attached to the Amendment to Letter of Credit and Reimbursement Agreement to reflect the Liens granted and the Indebtedness incurred in connection with the CoreStates Financing.

                           (3) Section 6.19(a)(viii) is hereby amended and
restated in its entirety as follows: "cash borrowings in the form of unsecured revolving lines of credit under which (1) trade letters of credit and bankers' acceptance may be issued, and (2) the maximum credit availability thereunder does not exceed $10,000,000 in the aggregate."

                  d. New Financial Covenants. The financial covenants set forth in Article 7 of the Credit Agreement are hereby amended and restated in their entirety as follows:

                  Section 7.1 Consolidated Minimum Tangible Net Worth. The Consolidated Corporations shall maintain, on a consolidated basis, at all times (to be measured as of the last date of each fiscal quarter and tested in connection with the delivery of financial statements pursuant to Sections 6.1 and 6.2 hereof) a Tangible Net Worth of no less than (i) Forty-Eight Million Dollars ($48,000,000) plus (ii) (A) seventy-five percent (75%) multiplied by (B) the Net Income for each fiscal year (on a cumulative basis) commencing with the fiscal year ending October 31, 1997; provided, however, no change shall be made hereto by reason of clause (ii) if the Net Income is negative for any fiscal year.

                  Section 7.2 Adjusted Consolidated Current Ratio. The Consolidated Corporations shall maintain, on a consolidated basis (as of the last date of each fiscal quarter and tested in connection with the delivery of financial statements pursuant to Sections 6.1 and 6.2 hereof and the delivery of a certification of the Chief Financial Office of the Borrower certifying the outstanding principal balance of the CoreStates Financing as of the last date of each fiscal quarter) a ratio of (i) Consolidated Current Assets to (ii)
                  (a) Consolidated Current Liabilities plus (b) the outstanding principal balance of the revolving credit facility under the CoreStates Financing, of not less than 1.00:1.00.

                  Section 7.3 Consolidated Funded Indebtedness Limit. The Consolidated Corporations shall maintain, on a consolidated basis (as of the last date of each fiscal quarter and tested in connection with the delivery of financial statements pursuant to Sections 6.1 and 6.2 hereof) a ratio of the Consolidated Corporations' Consolidated Funded Indebtedness to
                  (i) the Consolidated Corporations' Consolidated Funded Indebtedness plus (ii) the Consolidated Corporations' Tangible Net Worth, of not greater than 0.65:1.00.

                  7.4 Cash Equivalents. The cash, cash equivalents and marketable securities of the Consolidated Corporations shall not at any time be less than $10,000,000.

         2. CONDITIONS PRECEDENT. The Bank's obligations hereunder are expressly conditioned upon compliance with, or execution and delivery by the Obligors to the Bank of, the following in form and substance satisfactory to the Bank and its counsel:

                  a. this Second Amendment;

                  b. that certain Fifth Amendment To Loan Agreement by and among the Bank and the Obligors with respect to the term loan by the Bank in favor of CSC dated April 15, 1994;

                  c. an intercreditor agreement between the Bank and CoreStates in connection with the CoreStates Financing;

                  d. delivery by the Obligors and review by the Bank of a true, correct and complete copy of the closing binder prepared in connection with the CoreStates Financing;

                  e. payment of all amounts due and owing by the Obligors to the Bank pursuant to that certain LOC demand loan by the Bank to CSC and guaranteed by the remaining Obligors dated November 23, 1993 in the original principal amount of $10,000,000;

                  f. payment of the reasonable fees and costs incurred or expended by the Bank in connection with the preparation, negotiation, drafting and execution of this Second Amendment and the documents, agreements, instruments and certificates, if any, executed in connection herewith;

                  g. a certificate of the Secretary or an Assistant Secretary of each Obligor dated the date hereof including (i) resolutions duly adopted by such Obligor authorizing the transactions under the Second Amendment; (ii) evidence of the incumbency and signature of the officers executing on its behalf the Second Amendment and any of the documents executed in connection herewith, together with evidence of the incumbency of such Secretary or Assistant Secretary; and (iii) certificates of authority or good standing for such Obligor from its jurisdiction of incorporation; and

                  h. all such other documents and instruments as the Bank may reasonably require.

         3. REPRESENTATIONS AND WARRANTIES. The Obligors represent and warrant to the Bank as follows:

                  a. Each Obligor has the power and authority to execute and deliver each of the Second Amendment and all other documents and instruments executed and delivered in connection herewith, has taken all necessary action to authorize the execution, delivery and performance hereof and thereof, and the Second Amendment and other documents and instruments executed in connection herewith constitute the legal, valid and binding obligations of the Obligors enforceable in accordance with their respective terms subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of rights of creditors generally, and subject to the application of equitable principles;

                  b. The by-laws and articles of incorporation last provided by the Obligors to the Bank have not been amended, changed or modified in any way and are in full force and effect as of the date hereof;

                  c. All the representations and warranties made by the Obligors in the Credit Documents, as the same have been modified or amended from time to time, are true and correct as of the date of this Second Amendment as if such representations and warranties had been made on the date hereof; and

                  d. No Default or Event of Default has occurred which remains uncured.

         4.       ACKNOWLEDGMENTS; RATIFICATIONS AND RELEASE.

                  a.       Acknowledgments.  The Obligors acknowledge that:

                           (1) the Credit Documents are valid and enforceable
against the Obligors in every respect, and all of the terms and conditions thereof are binding upon the Obligors;

                           (2) to the extent that any defenses, set-offs or
counterclaims exist to the obligations set forth under the Credit Documents, the Obligors hereby waive any and all defenses, set-offs, and counterclaims which they, or any of them, have or may have to the enforcement by the Bank of the Credit Documents and to the exercise by the Bank of the Bank's rights and remedies under the Credit Documents, as amended hereby, and/or applicable law;

                           (3) the Obligors acknowledge that the Bank holds
perfected security interests in and liens upon all of each of the Collateral and that the Collateral secures all of the Obligations;

                  b. Ratification and Confirmation. Except as amended hereby, all of the terms and provisions of the Credit Documents and any other documents executed in connection with the Credit Documents, shall remain in full force and effect and are hereby ratified, reaffirmed and confirmed and shall continue to exist, be legal, valid and binding and in full force and effect. The Credit Documents are not intended to be re-enacted as of the above date, but rather to be effective as of the original date of each such document. In the event and to the extent of any conflict between the provisions of this Second Amendment and the provisions of the Credit Documents, the provisions of this Second Amendment with respect thereto shall govern.


         5.       CONFLICTS WITH CORESTATES FINANCING DOCUMENTS.

         As of the date of this Second Amendment, the Bank acknowledges and agrees that: (i) it consents to the CoreStates Financing as entered into as of the date hereof; and (ii) that it is the intent of the Bank and the Obligors to conform the covenants contained in the Credit Agreement (individually, a "First Union Covenant," and collectively, the "First Union Covenants") to those covenants contained in the credit agreement executed in connection with the CoreStates Financing as of the date hereof (individually, a "CoreStates Covenant," and collectively, the "CoreStates Covenants"). To the extent that there is any conflict between any First Union Covenant and the corresponding CoreStates Covenant, the Bank agrees that the CoreStates Covenant shall govern and that the Loan Agreement shall be deemed amended to include such CoreStates Covenant; provided, however, that this paragraph 5 shall apply only to the extent any applicable CoreStates Covenant has not been amended or modified at any time following the date hereof without the prior written consent of the Bank.


         6.       MISCELLANEOUS.

                  a. The Obligors agree to do such further acts and to execute and deliver such additional agreements, instruments and documents as may be reasonably required by the Bank to carry out the purpose of this Second Amendment.

                  b. This Second Amendment may be executed in any number of counterparts and each such counterpart shall be deemed an original, but all such counterparts shall constitute but one and the same agreement.

                  c. This Second Amendment may be modified or amended by the Obligors and the Bank only by written agreement executed by the Bank and the party against whom a change is to be enforced.

                  d. This Second Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to conflict of law principles.

                  e. This Second Amendment constitutes the sole agreement of the parties with respect to the subject matter hereof and supersedes all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

                  f. This Second Amendment (i) shall be binding upon the Bank and the Obligors and upon their respective nominees, successors and assigns, and
(ii) shall inure to the benefit of the Obligors and the Bank and to their respective nominees, successors and assigns, provided that the Obligors may not assign their rights hereunder or any interest herein without obtaining the prior written consent of the Bank, and any such assignment or attempted assignment shall be void and of no effect with respect to the Bank.

                  g. Any provision of this Second Amendment that is held to be inoperative, unenforceable, void or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of this Second Amendment are declared to be severable.

                  h. Each party to this Second Amendment agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party, on or with respect to this Second Amendment or any of the Credit Documents or the dealings of the parties with respect hereto, or thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Further, each party waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. THE OBLIGORS ACKNOWLEDGE AND AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT THE BANK WOULD NOT ENTER INTO THIS SECOND AMENDMENT IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS SECOND AMENDMENT.

         IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to be executed by their duly authorized officers on the date first above written.

ATTEST:                                        CENTRAL CASTINGS CORPORATION


By: /s/ Jennifer R. Cemini                     By: /s/ Albert T. Sabol
   ---------------------------------              -----------------------------
Name: Jennifer R. Cemini                       Name: Albert T. Sabol
Title: Secretary                               Title: Executive Vice President

ATTEST:                                        CENTRAL SPRINKLER COMPANY


By: /s/ Jennifer R. Cemini                     By: /s/ Albert T. Sabol
   ---------------------------------              -----------------------------
Name: Jennifer R. Cemini                       Name: Albert T. Sabol
Title: Assistant Secretary                     Title: Executive Vice President

ATTEST:                                        CENTRAL SPRINKLER CORPORATION


By: /s/ Jennifer R. Cemini                     By: /s/ Albert T. Sabol
   ---------------------------------              -----------------------------
Name: Jennifer R. Cemini                       Name: Albert T. Sabol
Title: Secretary                               Title: Executive Vice President


                                               FIRST UNION NATIONAL BANK


                                               By: /s/ Suzanne Storm
                                                  -----------------------------
                                               Name: Suzanne Storm
                                               Title: Senior Vice President

Schedule "A" - Liens Granted and Indebtedness Incurred Relative To CoreStates Financing

Central Sprinkler Company ("Central Sprinkler") is the Borrower and Central Sprinkler Corporation ("CSC") and Central Castings Corporation ("Castings") are Co-Borrowers of up to a maximum original principal amount of $55,000,000, under a Revolving Credit Facility, pursuant to the Credit Agreement, dated October 28, 1997, among Central Sprinkler, CSC, Castings, Central CPVC Corporation, Central Sprinkler Export Corporation ("Export") and CoreStates bank, N.A., as Agent
(the "Agent") and the Lenders identified therein (the "Credit Agreement"). Pursuant to the Credit Agreement, the Agent and the Lenders have a security interest in certain of the assets of Central Sprinkler, CSC and Export (the "Secured Borrowers"), pursuant to the terms of the Security Agreement between the Agent and the Secured Borrowers, dated as of even date therewith.